EXHIBIT 10.40
                                                                 -------------

                             [HEARTSOFT LETTERHEAD]



                                LETTER AGREEMENT

                                                               November 9, 2000

June Limited Partnership
8086 South Yale, PMB#23
Tulsa, OK  74136
Attn: Robert K. Pezold, General Partner

Dear Sirs:

         In order to induce you to loan to Heartsoft, Inc. $250,000 (the "Loan") by that certain Promissory Note of even date ("Promissory Note") secured by a security interest in certain collateral pursuant to that certain Joint Security Agreement of even date ("Joint Security Agreement"), Heartsoft, Inc. agrees to issue to you 125,000 shares of common stock (the "Shares"), par value $0.0005 per share, of Heartsoft, Inc., a Delaware corporation ("Heartsoft"), on the following terms and conditions.

         1. You acknowledge that the Shares are not registered under the Act or any state securities laws. You agree that the Shares will not be sold, offered for sale, pledged, hypothecated or otherwise transferred (collectively, "Transfer"), except in compliance with the Securities Act of 1933 (the "Act") and applicable state securities laws. You hereby consent to the placing of appropriate restrictive legends upon the certificates representing the Shares, and the placing of stop transfer orders with any transfer agent with respect to the Shares.

         2. To induce Heartsoft to issue the Shares, you hereby represent and warrant to Heartsoft that:

         (a) you are duly authorized to execute this Agreement, and when executed and delivered by you, will constitute a legal, valid and binding obligation enforceable against you in accordance with its terms;

         (b) the Shares are being acquired by you for investment purposes only, for your account and not with the view to any resale or distribution thereof;

         (c) you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of an investment in Heartsoft and can afford a complete loss of your investment in Heartsoft and you have received all information about Heartsoft that you have asked for or that Heartsoft, deems material to the subject loan; and

         (d) you are an "accredited investor" as that term is defined in the Act.


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June Limited Partnership
November 9, 2000
Page 2


         3. To induce you to enter into this Agreement, to make the Loan and to acquire the Shares, Heartsoft hereby represents and warrants to you as follows:

         (a) Heartsoft is a corporation validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as it is now being conducted. Heartsoft has the requisite power and authority to issue the Shares and to perform its obligations under this Agreement.

         (b) The Shares, when issued and delivered pursuant to terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         (c) This Agreement, the Joint Security Agreement of even date, the Loan and the issuance of the Shares contemplated hereby have been duly authorized by all necessary action on behalf of Heartsoft. This Agreement, the Joint Security Agreement of even date and the Promissory Note evidencing the Loan have been duly executed and delivered by authorized officers of Heartsoft, are valid and binding agreements on the part of Heartsoft and are enforceable against Heartsoft in accordance with their respective terms. All actions necessary to the authorization, issuance and delivery of the Shares as contemplated by this Agreement have been taken by Heartsoft.

         4. Heartsoft agrees to take all necessary action to cause the issuance of such stock to you, including the issuance of appropriate instructions to its transfer agent.

         5. You and Heartsoft agree that each will execute such other documents as may be necessary or desirable in connection with the transactions contemplated hereby including the Promissory Note and Joint Security Agreement.

         6. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to the conflicts of laws principles thereunder.

                                           HEARTSOFT, INC.

                                           By: /s/ Benjamin P. Shell
                                               --------------------------------
                                               Benjamin Shell, Chairman and CEO
ACCEPTED AND AGREED TO:

JUNE LIMITED PARTNERSHIP

By:  /s/ Robert K. Pezold
    ----------------------------------------
       Robert K. Pezold, General Partner

Employer I.D. No.
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Dated:   November 9, 2000